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                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Future Investment Performance" and to the use of our reports on the financial statements of Levin Management Co., Inc. and Subsidiaries dated February 27, 1998 and February 12, 1999, included in the Proxy Statement of Baker, Fentress & Company.


                                          Ernst & Young LLP


New York, New York
July 19, 1999